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EXHIBIT 10.15

GUARANTY AGREEMENT

        THIS GUARANTY AGREEMENT (as amended, restated, supplemented or otherwise modified, this "Guaranty"), dated as of June 12, 2002 is made by DAVID J. TEECE, an individual (the "Guarantor"), in favor of THOMA CRESSEY FUND VII, L.P., a Delaware limited partnership ("TCEP).

STATEMENT OF PURPOSE

        Pursuant to the terms of the Credit Agreement dated as of September 29, 2000 (as amended by the First Amendment and Consent Agreement dated as of September 20, 2001, the Second Amendment dated as of March 1, 2002, the Third Amendment dated as of the date hereof (the "Third Amendment") and as may be further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among LECG, LLC, a California limited liability company (the "Borrower"), LECG Holding Company, LLC, a California limited liability company (the "Company"), Wachovia Bank, National Association (formerly known as First Union National Bank), as Administrative Agent (the "Administrative Agent"), for the ratable benefit of itself and the financial institutions (the "Lenders") from time to time parties to the Credit Agreement and U.S. Bank National Association, as Documentation Agent, the Lenders have extended certain credit facilities to the Borrower as more specifically described in the Credit Agreement. In addition, TCEP, as an inducement to the Lenders, has entered into that certain Guaranty Agreement dated as of June 12, 2002 (the "TCEP Guaranty") in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders guaranteeing repayment of certain Loans made by the Lenders to the Borrower.

        The Borrower is a wholly-owned subsidiary of the Company. The Guarantor owns a substantial share of the outstanding member interests in the Company, and all Extensions of Credit under the Credit Agreement to the Borrower and the benefit provided by the TCEP Guaranty will inure, directly or indirectly, to the benefit of the Guarantor.

        In connection with the transactions contemplated by the Third Amendment and a letter agreement dated June 12, 2002 between the Guarantor and TCEP (the "Letter Agreement") and as a condition precedent to the transactions contemplated by the Letter Agreement, TCEP has requested that the Guarantor execute and deliver this Guaranty, and the Guarantor has agreed to do so pursuant to the terms hereof.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and to induce TCEP to enter into the TCEP Guaranty, the Guarantor hereby agrees with TCEP as follows:

        SECTION 1.    Definitions.    Capitalized terms used and not otherwise defined in this Guaranty including the preambles and recitals hereof, shall have the meanings ascribed to them in the Credit Agreement. For purposes of this Guaranty, the following terms shall have the indicated meanings (which terms shall be equally applicable to both the singular and the plural forms of such terms):

          "Credit Agreement Obligations" shall mean the "Obligations" as defined in the Credit Agreement.

          "Obligations" shall mean all indebtedness, liabilities and obligations of TCEP to the Administrative Agent or the Lenders of every kind, nature or description in connection with and with respect to the TCEP Guaranty and all liabilities of the Guarantor under this Guaranty, in each case whether due or to become due, and whether now existing or hereafter arising or incurred up to a maximum amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00).

        SECTION 2.    Terms of The Guaranty.

        (a)    Guaranty of Obligations of Guarantor.    The Guarantor hereby unconditionally guarantees to TCEP and its permitted successors, endorsees, transferees and assigns, the prompt payment and performance of the obligations of the Borrower in connection with and with respect to the total principal amount of the Subsequent Draw, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether enforceable or unenforceable as against the Borrower or TCEP, whether or not discharged, stayed or otherwise affected by any bankruptcy, insolvency or other similar law or proceeding, whether created directly with TCEP or acquired by TCEP through assignment or endorsement, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof (all of the foregoing including the Obligations, being hereinafter collectively referred to as the "Guarantor Obligations").

        (b)    Bankruptcy Limitations on Guarantor.    Notwithstanding anything to the contrary contained in paragraph (a) above, it is the intention of the Guarantor and TCEP that, in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to the Guarantor or his assets, the amount of the Guarantor's obligations with respect to the Guarantor Obligations shall be in, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of applicable law governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. §547, §548, §550 and other "avoidance" provisions of Title 11 of the United States Code) applicable in any such proceeding to the Guarantor and this Guaranty (collectively, "Applicable Insolvency Laws"). To that end, but only in the event and to the extent that the Guarantor's obligations with respect to the Guarantor Obligations or any payment made pursuant to the Guarantor Obligations would, but for the operation of the first sentence of this subsection (b), be subject to avoidance or recovery in any such proceeding under Applicable Insolvency Laws, the amount of the Guarantor's obligations with respect to the Guarantor Obligations shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render the Guarantor's obligations with respect to the Guarantor Obligations unenforceable or avoidable or otherwise subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made pursuant to the Guarantor Obligations exceeds the limitation of the first sentence of this subsection (b) and is otherwise subject to avoidance and recovery in any such proceeding under Applicable Insolvency Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation and the Guarantor Obligations as limited by the first sentence of this subsection (b) shall in all events remain in full force and effect and be fully enforceable against the Guarantor. The first sentence of this subsection (b) is intended solely to preserve the rights of TCEP hereunder against the Guarantor in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and neither the Guarantor, the Borrower, any other guarantor nor any other Person shall have any right or claim under such sentence that would not otherwise be available under Applicable Insolvency Laws in such proceeding.

        SECTION 3.    Nature of Guaranty.    The Guarantor agrees that this Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, and that his obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

          (a)   the genuineness, validity, regularity, enforceability or any future amendment of, or change in, the TCEP Guaranty, the Credit Agreement or any other Loan Document or any other agreement, document or instrument to which the Parent, the Borrower or any Subsidiary thereof is or may become a party;

          (b)   the absence of any action to enforce this Guaranty, the TCEP Guaranty, the Credit Agreement, any Term B Note or any other Loan Document or the waiver or consent by TCEP, the Administrative Agent or any Lender with respect to any of the provisions of this Guaranty, the TCEP Guaranty, the Credit Agreement or any other Loan Document;

          (c)   the existence, value or condition of, or failure to perfect its Lien against, any security for or other guaranty of the Guarantor Obligations or any action, or the absence of any action, by TCEP, the Administrative Agent or any Lender in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty);

          (d)   any structural change in, restructuring of or other similar change of the Parent, the Borrower or any of its Subsidiaries; or

          (e)   any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by the Guarantor that, subject to the first sentence in Section 2(b) hereof, his obligations under this Guaranty shall not be discharged until the final indefeasible payment and performance, in full, of the Guarantor Obligations and the termination of the TCEP Guaranty. To the extent permitted by law, the Guarantor expressly waives all rights he may now or in the future have under any statute, or at law or in equity, or otherwise, to compel TCEP to proceed in respect of the Guarantor Obligations against the Borrower or any other party or against any security for or other guaranty of the payment and performance of the Guarantor Obligations before proceeding against, or as a condition to proceeding against, the Guarantor. To the extent permitted by law, the Guarantor further expressly waives and agrees not to assert or take advantage of any defense based upon the failure of TCEP to commence an action in respect of the Guarantor Obligations against the Borrower, the Guarantor, any other guarantor or any other party or any security for the payment and performance of the Guarantor Obligations. The Guarantor agrees that any notice or directive given at any time to TCEP which is inconsistent with the waivers in the preceding two sentences shall be null and void and may be ignored by TCEP, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless TCEP has specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by the TCEP Guaranty and the Letter Agreement and, but for this Guaranty and such waivers, TCEP would decline to enter into the TCEP Guaranty and the Letter Agreement.

        SECTION 4.    Demand by TCEP.    In addition to the terms set forth in Section 3 hereof, and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guarantor Obligations under the TCEP Guaranty are declared to be immediately due and payable, then the Guarantor shall, upon demand in writing therefor by TCEP to the Guarantor, pay all or such portion of the outstanding Guarantor Obligations then declared due and payable. Payment by the Guarantor shall be made to TCEP within five (5) Business Days of the due date of such payment, in immediately available Dollars to an account designated by TCEP or at the address referenced herein for the giving of notice to TCEP or at any other address that may be specified in writing from time to time by TCEP.

        SECTION 5.    Waivers.    In addition to the waivers contained in Section 3 hereof, the Guarantor, to the extent permitted by law, waives and agrees that he shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Guarantor of his obligations under, or the enforcement by TCEP of, this Guaranty. The Guarantor further hereby waives, to the extent permitted by Applicable Laws, diligence, presentment, demand, protest and notice (except as specifically required herein) of whatever kind or nature with respect to any of the Guarantor Obligations and waives, to the extent permitted by Applicable Laws, the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. The Guarantor represents, warrants and agrees that his obligations under this Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind (except the defense of payment in full) against TCEP, the Administrative Agent, the Lenders or the Borrower whether now existing or which may arise in the future.

        SECTION 6.    Benefits of Guaranty.    The provisions of this Guaranty are for the benefit of TCEP and its permitted successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Borrower and TCEP, the obligations of the Borrower under the Convertible Promissory Note from the Borrower to TCEP in substantially the same form as set forth in Exhibit C to the Letter Agreement (the "Promissory Note"). In the event all or any part of the Guarantor Obligations are transferred, endorsed or assigned by TCEP to any Person or Persons as permitted under the Promissory Note, any reference to "TCEP" herein shall be deemed to refer equally to such Person or Persons.

        SECTION 7.    Modification of the TCEP Guaranty or the Promissory Note.    If TCEP shall at any time or from time to time, with or without the consent of, or notice to, the Guarantor:

          (a)   change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guarantor Obligations;

          (b)   take any action under or in respect of the TCEP Guaranty or the Promissory Note in the exercise of any remedy, power or privilege contained therein or available to it at law, in equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

          (c)   amend or modify, in any manner whatsoever, the TCEP Guaranty or the Promissory Note;

          (d)   extend or waive the time for performance by the Guarantor, any other guarantor, the Borrower or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the TCEP Guaranty or the Promissory Note, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

          (e)   take and hold security or collateral for the payment of the Guarantor Obligations or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which TCEP has been granted a Lien, to secure any Debt of the Guarantor, any other guarantor or the Borrower to TCEP;

          (f)    release anyone who may be liable in any manner for the payment of any amounts owed by the Guarantor, any other guarantor or the Borrower to TCEP;

          (g)   modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of the Guarantor, any other guarantor or the Borrower are subordinated to the claims of TCEP; or

          (h)   apply any sums by whomever paid or however realized to any Guarantor Obligations owing by the Guarantor, any other guarantor or the Borrower to TCEP in such manner as TCEP shall determine in its reasonable discretion;

then TCEP shall not incur any liability to the Guarantor as a result thereof, and no such action shall impair or release the obligations of the Guarantor under this Guaranty.

        SECTION 8.    Reinstatement.    The Guarantor agrees that, if any payment made by the Borrower or any other Person applied to the Guarantor Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid or the proceeds of any collateral are required to be refunded by TCEP to the Borrower, its estate, trustee, receiver or any other party, including, without limitation, the Guarantor, under any Applicable Law or equitable cause, then, to the extent of such payment or repayment, the Guarantor's liability hereunder (and any Lien securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Guaranty shall have been canceled or surrendered (and if any Lien or collateral securing the Guarantor's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Guarantor in respect of the amount of such payment (or any Lien securing such obligation).

        SECTION 9.    Representations and Warranties.    To induce TCEP to make the TCEP Guaranty, the Guarantor hereby represents and warrants that:

          (a)   the Guarantor is an individual domiciled in the State of California and has the power and authority to own his properties and conduct the business in which he is currently engaged;

          (b)   the Guarantor has the right, power and authority to execute, deliver and perform this Guaranty; and

          (c)   this Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

        SECTION 10.    Remedies.    Upon the occurrence and during the continuance of any Event of Default, TCEP may enforce against the Guarantor his obligations and liabilities hereunder and exercise such other rights and remedies as may be available to TCEP hereunder, under the TCEP Guaranty or otherwise.

        SECTION 11.    No Subrogation.    Notwithstanding any payment or payments by the Guarantor hereunder, or any set-off or application of funds of the Guarantor by TCEP, or the receipt of any amounts by TCEP with respect to any of the Guarantor Obligations, the Guarantor shall not be entitled to be subrogated to any of the rights of TCEP against the Borrower or any other guarantor or against any collateral security held by TCEP for the payment of the Guarantor Obligations nor shall the Guarantor seek any reimbursement from the Borrower or any other guarantor in respect of payments made by the Guarantor in connection with the Guarantor Obligations, until all amounts owing TCEP on account of the Guarantor Obligations are paid in full and the Promissory Note and the TCEP Guaranty are terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for TCEP, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to TCEP in the exact form received by the Guarantor (duly endorsed by the Guarantor to TCEP, if required) to be applied against the Guarantor Obligations, whether matured or unmatured, or such other obligations arising under the TCEP Guaranty.

        SECTION 12.    Expenses.    All costs and expenses (including reasonable attorneys' fees, legal expenses and court costs) incurred by TCEP in enforcing or protecting their rights or remedies hereunder shall be part of the Guarantor Obligations and shall be payable by the Guarantor on demand and shall bear interest (after as well as before judgment) until paid at the interest rate then applicable to Base Rate Loans under the Credit Agreement and shall be additional Guarantor

Obligations hereunder; provided, however, in no event will the aggregate Guarantor Obligations exceed $2,500,000.00.

        SECTION 13.    Notices.    All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or when sent by registered or certified mail or by private courier addressed as follows:

      If to the Guarantor:

      David J. Teece
      c/o LECG, LLC
      2000 Powell Street
      Suite 600
      Emeryville, CA 94608

      If to TCEP:

      Thoma Cressey Fund VII, L.P.
      c/o Thoma Cressey Equity Partners
      One Embarcadero Center
      Suite 2930
      San Francisco, CA 94111
      Attention: Jeanne Plessinger

      with a copy to

      Hogan & Hartson L.L.P.
      Columbia Square
      555 Thirteenth Street, N.W.
      Washington, D.C. 20004-1109
      Attention: James A. Hutchinson

or to such other address as such party may indicate by a notice delivered to the other party hereto.

        SECTION 14.    Successors and Assigns.    This Guaranty is for the benefit of TCEP and its permitted successors and assigns. This Guaranty shall be binding on the Guarantor and his successors and assigns; provided that the Guarantor may not assign any of his rights or obligations hereunder without the prior written consent of TCEP.

        SECTION 15.    Amendments, Waivers and Consents.    No term, covenant, agreement or condition of this Guaranty may be amended or waived, nor may any consent be given, except without the prior written consent of TCEP and the Guarantor (and their respective permitted successors and assigns, if any).

        SECTION 16.    Powers Coupled with an Interest.    All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

        SECTION 17.    Governing Law.    This Guaranty shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without reference to the conflicts or choice of law principles thereof.

        SECTION 18.    Consent to Jurisdiction.    The Guarantor hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in City and County of San Francisco, California, in any action, claim or other proceeding arising out of any dispute in connection with this Guaranty, any rights or obligations hereunder, or the performance of such rights and obligations. The Guarantor hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by TCEP in connection with this Guaranty, any rights or obligations hereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 13 hereof. Nothing in this Section 18 shall affect the right of TCEP to serve legal process in any other manner permitted by Applicable Law or affect the right of TCEP to bring any action or proceeding against the Guarantor or their properties in the courts of any other jurisdictions.

        SECTION 19.    Waiver of Jury Trial; Preservation of Remedies.

        (a)    WAIVER OF JURY TRIAL.    TCEP AND THE GUARANTOR HEREBY ACKNOWLEDGE THAT THEY HAVE IRREVOCABLY WAIVED THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

        (b)    Preservation of Certain Remedies.    Notwithstanding anything to the contrary in the foregoing, the parties hereto preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during any dispute, claim or controversy arising out of, connected with or relating to this Guaranty (a "Dispute"). Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in this Guaranty or under Applicable Law or by judicial foreclosure and sale, including a proceeding to confirm the sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

        (c)    Punitive Damages.    Each party agrees that it shall not have a remedy of punitive exemplary damages against the other in any Dispute and hereby waives any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute, whether the Dispute is resolved by arbitration or judicially.

        SECTION 20.    Severability.    If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible; and (b) the invalidity or unenforceability of any provisions hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

        SECTION 21.    Headings.    The various headings of this Guaranty are inserted for convenience only and shall not affect the meaning or interpretation of this Guaranty or any provisions hereof.

[Signature Page Follows]

        IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty as of the date first above written.

/s/ David J. Teece David J. Teece

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  EXHIBIT 10.15
GUARANTY AGREEMENT